Please fold here — Do not separate
OSTERWEIS CAPITAL MANAGEMENT
On Behalf of the Zeo Funds

SPECIAL MEETING OF SHAREHOLDERS ON September 28, 2022
Special Meeting to be held live via the Internet - please visit
www.proxypush.com/ZEO for more details.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF NORTHERN LIGHTS FUND TRUST

This Proxy is solicited on behalf of the Northern Lights Fund Trust (the “Fund”). The undersigned hereby appoints as proxies Stephanie Shearer, Kevin Wolf and Jim Colantino, and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern Time, on September 28, 2022, at the offices of Thompson Hine, LLP, located at 41 South High Street, Columbus, OH 43215 and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

Please sign exactly as name appears at left. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

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Signature and Title, if applicable

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Additional Signature (if held jointly)

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Date

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Shareholders to be Held on
September 28, 2022.

The Proxy Statement for this Special Meeting is available at:
www.proxypush.com/ZEO

PLEASE VOTE YOUR PROXY TODAY!

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:■
The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.
If you simply sign and date the Proxy Card but do not indicate a specific vote, your shares will be voted FOR the proposal and to grant discretionary authority to the persons named in the card as to any other matters that properly come before the Special Meeting. Abstentions will be treated as votes AGAINST the proposal.

	FOR	AGAINST	ABSTAIN
1.
To approve an Agreement and Plan of Reorganization (the “Plan”), under which all of the assets of the Zeo Short Duration Income Fund and Zeo Sustainable Credit Fund, each a series of Northern Lights Fund Trust (each a “Target Fund” and together the “Target Funds”) into the Osterweis Short Duration Credit Fund and the Osterweis Sustainable Credit Fund, each a newly-created series of Professionally Managed Portfolios (each an “Acquiring Fund” and together the “Acquiring Funds”) (each a “Reorganization” and together the “Reorganizations”).
	☐	☐	☐

2.
To approve an interim investment advisory agreement and a new investment advisory agreement between Osterweis Capital Management, LLC (“Osterweis”) and Northern Lights Fund Trust, on behalf of the Zeo Short Duration Income Fund and Zeo Sustainable Credit Fund (the “Advisory Agreement”).
	☐	☐	☐

3.	To transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE